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                                                                    EXHIBIT 10.4


                      AMENDED AND RESTATED PROMISSORY NOTE

$8,703,542.37                                                      July 23, 1998


         FOR VALUE RECEIVED, NATIONAL NETWORK TECHNOLOGIES INC. (successor by merger to Hugh O'Kane Electric Co. Inc.), a Delaware corporation ("Maker"), having an office at 88 White Street, New York, New York 10013, promises to pay to the order of DENIS J. O'KANE ("Payee"), having an address at 201 Sunset Road, Oyster Bay, New York, 11771, EIGHT MILLION SEVEN HUNDRED THREE THOUSAND FIVE HUNDRED FORTY-TWO AND 37/100 DOLLARS ($8,703,542.37) with interest on the unpaid balance hereof from the date of this Promissory Note (the "Note") at the Interest Rate (as defined in Article I). This Note evidences the purchase price payable to Payee in respect of the redemption of certain capital stock of Maker held by Payee. The unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, and all other sums due hereunder (including delinquency charges), shall be due and payable on January 1, 2004 or on such earlier date as may be required under the terms hereof (the "Maturity Date").

                                   ARTICLE I

                             INTEREST AND PRINCIPAL

         A. INTEREST RATE, COMPUTATION AND PAYMENTS. As used herein, "Interest Rate" means six percent (6%) per annum. Interest shall accrue from the date hereof and shall be payable (i) quarterly, in arrears, on the first day of each January, April, July and October commencing on October 1, 1998, (ii) on the Maturity Date and (iii) on each date on which the principal balance of this Note is paid in part or in full, or if any such day is not a business day, on the next succeeding business day. Interest on the unpaid principal balance of this Note shall be computed on the basis of a 365-(or 366-) day year, as the case may be, for the number of actual days elapsed.

         B. PRINCIPAL REPAYMENT. This Note shall mature in twenty-two (22) consecutive quarterly installments of principal, the first twenty-one (21) of which shall be equal to $395,615.56, payable on the first day of each January, April, July and October, commencing on October 1, 1998, with the twenty-second
(22nd) and final installment of principal on the Maturity Date of $395,448.61, or if any such day is not a business day, on the next succeeding business day.

         C. OPTIONAL PREPAYMENTS. Maker may prepay this Note in whole or in part, without premium or penalty, at any time and from time to time. Optional prepayments on this Note shall be applied pro rata to the then remaining installments of principal under this Note.
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                                  ARTICLE II

                           EVENTS OF DEFAULT; REMEDIES

         A. EVENTS OF DEFAULT. Any of the following events shall constitute an "Event of Default" hereunder:

            (i) Maker shall fail to pay when due any payment of principal or interest due hereunder in accordance with the terms hereof, and in the case of interest, such failure continues for a period of ten business days after the date when such payment is due; or

            (ii) Maker shall (a) become insolvent, (b) be dissolved, (c) fail generally to pay its debts as such debts income become due, (d) commence a voluntary case under federal bankruptcy, insolvency or other similar law,
    (e) consent to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, or sequestrator (or other similar official) of Maker or of any substantial part of its property, (f) make an assignment for the benefit of creditors, or (g) take any action intended or likely to result in any event described in the foregoing clauses (a) through
    (f) or

            (iii) There shall be filed or entered in respect of Maker a petition, decree or order for relief by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of Maker or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such petition, decree or order shall continue undismissed, unstayed and in effect for a period of 30 days.

         B. REMEDIES. Upon the occurrence of any Event of Default in the case of
Article II(A)(i), above, Payee may, by notice to Maker, declare the unpaid principal balance hereunder (with accrued interest thereon) and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence of any Event of Default in the case of Articles I(A)(ii) or II(A)(iii) above, the unpaid principal balance hereunder (with accrued interest thereon) and all other amounts owing under this Note shall automatically immediately become due and payable. Except as expressly provided in this Article II(B), presentment, demand, protest and all other notices of any kind are hereby expressly waived.


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                                  ARTICLE III

                               GENERAL CONDITIONS

         A. METHOD OF PAYMENT. All payments under this Note shall be made, without setoff, counterclaim or other defense, by check to Payee at his address set forth above, or by any other method or to any other place or account hereafter designated by Payee in writing.

         B. APPLICATION OF PAYMENTS RECEIVED. Except as otherwise provided in this Note, all payments received by Payee on this Note shall be applied by Payee as follows:

         FIRST, to the payment of delinquency charges, if any;

         SECOND, to accrued and unpaid interest then due and owing; and

         THIRD, to the reduction of principal of this Note.

         C. DEFAULT INTEREST. If all or a portion of the principal of or interest on this Note shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Interest Rate plus two percent (2%), from the date of such non-payment until such overdue amount is paid in full; provided, however, that if any such default interest is in excess of the amount permitted to be charged to Maker under applicable federal or state law Payee shall be entitled to collect default interest at the highest rate permitted by such law.

         D. COST AND EXPENSES ON DEFAULT. If an Event of Default shall have occurred, Payee shall be entitled to collect, in addition to principal, interest and delinquency charges hereunder, all costs of collection, including without limitation, reasonable attorneys' fees, incurred in connection with any of Payee's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed.

         E. NO WAIVER BY PAYEE. No failure on the part of Payee to exercise any right or remedy hereunder, whether before or after the occurrence of an Event of Default, shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgence granted from time to time, shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose delinquency charges retroactively or prospectively, shall be deemed to be a novation of this Note, shall be construed as a reinstatement of the debt evidence hereby, as a waiver of Payee's right of acceleration or as a waiver of any other right, or shall be construed so as to preclude the exercise of any right which Payee may have, whether by law, by agreement or otherwise; and Maker and each endorser or guarantor hereby expressly waives the benefit of any statute or rule


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of law or equity which would produce a result contrary to or in conflict with the foregoing. The terms and provisions of this Note may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         F. WAIVER BY MAKER. Maker hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment.

         G. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of Payee, Maker and their respective successors, assigns, heirs and estates, except that Payee may not assign or transfer any of his rights or obligations under this Note without the prior written consent of Maker, which consent shall not be unreasonably withheld.


                                  ARTICLE IV

                                  SUBORDINATION

         A. NOTE SUBORDINATED TO SENIOR DEBT.

            (i) Maker, for itself and its successors, and Payee, by his acceptance of this Note, agrees that all payments under this Note ("Subordinated Obligations") are subordinated, to the extent and in the manner provided in this Article IV, to the prior payment in full in cash of all Senior Debt.

            (ii) This Article IV shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. The provisions of this Article IV shall be reinstated if at any time any payment of the Senior Debt is rescinded or must otherwise be returned by any holder thereof or any representative of such holder upon the insolvency, bankruptcy or reorganization of Maker. (a) For purposes hereof, "Senior Debt" means all indebtedness other than such indebtedness specified as junior or pari passu, for the purposes of priority, to this Note; and (b) "Senior Debtholders" means the holders from time to time of any of the Senior Debt.

         B. NOTE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION. Upon any payment or distribution of properties of Maker or any successor in any dissolution, winding up, liquidation or reorganization of Maker (including in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors, whether voluntary or involuntary):


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            (i) The holders of all Senior Debt shall first be entitled to receive payments in full of all amounts due on or with respect to Senior Debt, including the principal, premium, and interest, fees, expenses and costs due thereon or relating thereto, including any interest accruing subsequent to a bankruptcy or other similar proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim enforceable against Maker in any such proceeding, before Payee is entitled to receive any payment or distribution in cash, securities or other property on account of the Subordinated Obligations (other than any payment or distribution in the form of securities, the payment of which (a) is subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as or to a greater extent than, the Subordinated Obligations are subordinate to the Senior Debt as provided in this Article and (b) is not payable prior to the payment in full of the Senior Debt).

            (ii) Any payment or distribution, whether in cash, cash equivalents, property or securities, to which Payee would be entitled except for the provisions of this Article IV, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representative) ratably according to the respective amounts of Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

            (iii) In the event that, notwithstanding the foregoing, any payment or distribution, whether in cash, cash equivalents property or securities (other than any payment or distribution in the form of securities, the payment of which (a) is subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as, or to a greater extent than, the Subordinated Obligations are subordinate to the Senior r represented by each, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to indefeasibly pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the Senior Debtholders.

         C. PAYMENTS OTHERWISE PERMITTED. Nothing contained herein shall prevent Maker, at any time except during any dissolution, liquidation, winding up, or reorganization of Maker referred to in Article IV(B), above, or under the conditions described in Article IV(B), above, from making payments at any time with respect to the Subordinated Obligations in accordance with terms hereof (including, without limitation, Article IV(G)).


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         D. SUBROGATION. Subject to the payment in full in cash of all Senior
Debt, Payee shall be subrogated to the rights of the Senior Debtholders to receive payments or distributions of properties of Maker applicable to the Senior Debt until all amounts due and payable on the Subordinated Obligations shall be paid in full. For the purpose of such subrogation, no payments or distributions to the Senior Debtholders by or on behalf of Maker, or by or on behalf of Payee by virtue of this Article IV(D) , which otherwise would have been made to Payee shall, as between Maker, its creditors other than the Senior Debtholders and Payee, be deemed to be payment by Maker to or on account of the Senior Debt, it being understood that the provisions of this Article IV(D) are, and are intended, solely for the purpose of defining the relative rights of Payee, on the one hand, and Senior Debtholders, on the other hand.

         E. OBLIGATIONS OF MAKER UNCONDITIONAL. Nothing contained in this
Article IV or elsewhere in this Note is intended to or shall impair, as between Maker, its creditors (other than the Senior Debtholders) and Payee the obligations of Maker, which are absolute and unconditional, to pay to Payee the Subordinated Obligations when the same become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Payee and creditors of Maker other than the Senior Debtholders, nor shall anything herein or therein prevent Payee from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, and the limitations on remedies provided in this Article IV of the holders of Senior Debt. Notwithstanding anything herein to the contrary, upon any distribution of properties of Maker referred to in this Article IV, Payee shall be entitled to rely upon any judgment made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to Payee, for the purpose of ascertaining the persons entitled to participate in such distribution, the Senior Debtholders and other obligations of Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed heron and all other facts pertinent thereto or to this Article IV.

         F. NOTICE TO PAYEE. Notwithstanding the provisions of this Article IV or any other provisions of this Note, Payee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment in respect of the Subordinated Obligations, unless and until Payee shall have actual knowledge thereof; and, prior to the receipt of any written notice thereof from Maker or a Senior Debtholder or from any trustee, fiduciary or agent therefor, Payee shall be entitled in all respects to assume that no such facts exist. Payee shall be entitled to rely on the delivery to it of a written notice by any person or entity representing itself to be a Senior Debtholder (or trustee, fiduciary or agent therefor). In the event that Payee determines in good faith that further evidence is required with respect to the right of any person or entity as a Senior Debtholder may request such person or entity to furnish evidence to the reasonable satisfaction of Payee to participate in any payment or distribution pursuant to this Article IV, Payee may request such person or entity to furnish evidence to the reasonable satisfaction of Payee as to the amount of Senior Debt held by such person or entity, the extent to which such person or entity is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person or entity under this
Article IV and if such evidence is


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not furnished, Payee may defer any payment to such person or entity pending judicial determination as to the right of such person or entity to receive such payment.

         G. NO PAYMENT ON NOTE IN CERTAIN CIRCUMSTANCES.

            (i) In the event that any payment of principal of, or interest on, the Senior Debt is not paid when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise (each a "Senior Debt Payment Default"), and the holders of Senior Debt or their agent shall have given written notice to Maker and Payee of such non-payment (a "Payment Default Notice"), then no payment shall be made by Maker, or accepted by Payee, on account of the Subordinated Obligations unless and until such payment shall have been made or such Senior Debt Payment Default is waived in accordance with the terms of the applicable documents or instruments evidencing the Senior Debt (the "Senior Credit Documents").

            (ii) In the event that any default under or in respect of the Senior Debt that entitles any holders of any Senior Debt to accelerate the maturity of such Senior Debt outstanding thereunder (other than a Senior Debt Payment Default) (each, a "Senior Debt Non-Payment Default") shall have occurred and be continuing and Maker and Payee shall have received written notice of such Senior Debt Non-Payment Default from the holders of any Senior Debt or any agent of such holder (a "Payment Blockage Notice"), then no payment shall be made by Maker, or accepted by Payee, on account of the Subordinated Obligations during the period (a "Payment Blockage Period") commencing on the date Maker and Payee received such Payment Blockage Notice and ending on the earlier of (a) the date one hundred and twenty (120) days thereafter and
    (b) the date on which the Senior Debt Non-Payment Default giving rise to the Payment Blockage Period is cured or waived in accordance with the terms of the applicable Senior Credit Documents; provided that no Senior Debt Non-Payment default or event which, with the giving of notice and/or the lapse of time, would become a Senior Debt Non-Payment Default which existed on the date of the commencement of any such blockage period may be used as the basis for any subsequent Payment Blockage Notice unless such Senior Debt Non-Payment Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than ninety (90) consecutive days.

            (iii) The failure to make any payment with respect to the Subordinated Obligations by reason of the provisions of Article IV(G)(i) or
    Article IV(G)(ii), shall not be construed as preventing the occurrence of an Event of Default hereunder or impairing the right to declare due and payable the principal amount of and premium on this Note, plus accrued but unpaid interest, subject to Article IV(G)(v).

            (iv) In the event that, notwithstanding the foregoing provisions of this Article IV(G), any payment on account of principal of, premium, interest on this Note shall be made by or on behalf of Maker and received by Payee at a time when such


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    payment was prohibited by the provisions of this Article IV(G), then, unless and until such payment is no longer prohibited by this Article IV(G), such payment shall be received and held in trust by Payee for the benefit of, and, if any of the Senior Debt remains outstanding, shall be immediately paid over to, either Maker or the Senior Debtholders (or their representatives) ratably according to the respective amounts of Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to indefeasibly pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the Senior Debtholders. The provisions of this Article IV(G)(iv) shall not apply to any payment with respect to which Article IV(G)(v) would be applicable.

            (v) Notwithstanding anything contained herein to the contrary, during any period commencing on the date of receipt of a Payment Default Notice under Article IV(G)(i) or a Payment Blockage Notice under Article IV(G)(ii) and ending on the earlier of (X) the date the default that is the subject of such Payment Default Notice or Payment Blockage Notice, as the case may be, is cured or waived or (Y) ninety (90) days after receipt by Maker of such Payment Default Notice or one hundred and eighty (180) days after the receipt by Payee of such Payment Blockage Notice, Payee shall not
    (i) accelerate this Note as provided in Article II(B), (ii) initiate any judicial proceeding or action to collect this Note or (iii) initiate any case, proceeding or other action in respect of Maker of the type referred to in clause (ii) or (iii) of Article II(A) unless, prior to the expiration of such period, (A) any holder of the Senior Debt or its agent shall take any action of the type referred to in clauses (i), (ii) and (iii) above in respect of Senior Debt or (B) any Senior Debt shall have become automatically due and payable in accordance with its terms.

            (vi) Prior to taking any action of the type referred to in clauses
    (i), (ii) and (ii) of Article IV(G)(v), Maker shall give the agent for the holders of any Senior Debt of which it is actually aware not less than five Business Days' notice of Maker's intent to take any such action (which notice may be given during the continuation of any period during which Payee is blocked from receiving payments under this Article IV(G)).

         H. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (THE "STATE"). MAKER HEREBY SUBMITS TO PERSONAL JURISDICTION IN THE STATE FOR THE ENFORCEMENT OF MAKER'S OBLIGATIONS HEREUNDER, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS OF MAKER. IN THE EVENT SUCH LITIGATION IS COMMENCED, MAKER AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER MAKER OBTAINED, BY MAILING A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION TO MAKER AT ITS ADDRESS LISTED ABOVE.


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         I. AMENDMENT AND RESTATEMENT. This Note amends and restates that certain Promissory Note made by Maker in favor of Payee, dated January 1, 1997 (the "Existing Note"), in the amount of $10,210,000, and is given as a continuation and rearrangement of, and not a novation, release or satisfaction of, the Existing Note.

         IN WITNESS WHEREOF, Maker has caused this instrument to be duly executed as of the date first above written.


                                   NATIONAL NETWORK TECHNOLOGIES INC.



                                   By   /s/ Hugh O'Kane, Jr.
                                        ---------------------------
                                        Name:   Hugh O'Kane, Jr.
                                        Title:  President


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